ABRAXAS PETROLEUM CORPORATION

www.abraxaspetroleum.com

Exhibit 99.2

NEWS RELEASE

Abraxas to Present at the A.G. Edwards E&P Conference

SAN ANTONIO (July 17, 2007) – Abraxas Petroleum Corporation (AMEX:ABP) is scheduled to present at the A.G. Edwards E&P Conference to be held July 17-18 in New York.

The presentation is scheduled to begin at 9:00 a.m. Eastern Time on Wednesday, July 18, 2007. The live audio webcast with the corresponding PowerPoint presentation will be available at http://www.wsw.com/webcast/agedwards20/abp/, and on the Company’s web site, http://www.abraxaspetroleum.com, under Investor Relations. The webcast including the slide presentation will be archived on the Company’s web site for 60 days.

Abraxas Petroleum Corporation is a San Antonio based crude oil and natural gas exploration and production company with operations in Texas and Wyoming.

FOR MORE INFORMATION CONTACT:

Barbara M. Stuckey/Vice President - Corporate Development

Direct Telephone 210.757.9835

Main Telephone 210.490.4788

bstuckey@abraxaspetroleum.com

www.abraxaspetroleum.com

500 N. Loop 1604 East, Suite 100, San Antonio, Texas 78232

Office: 210.490.4788 Exec/Acctg Fax: 210.490.8816